UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2021

Sunrun Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37511	26-2841711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Bush Street, Suite 1400

San Francisco, California 94104

(Address of principal executive offices, including zip code)

(415) 580-6900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RUN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition

On August 5, 2021, Sunrun Inc. (the “Company”) announced that, effective August 31, 2021, Ms. Lynn Jurich would transition from her position as Chief Executive Officer of the Company to the role of Co-Executive Chair of the Company and that Ms. Mary Powell would be appointed Chief Executive Officer of the Company. There were no disagreements between Ms. Jurich and the Company.

Amendment of Ms. Jurich’s Employment Letter

On August 5, 2021, Ms. Jurich entered into an Amendment to Confirmatory Employment Letter with Sunrun (the “Amended Employment Agreement”) that amends certain provisions of the Confirmatory Employment Letter, dated May 8, 2015, by and between Sunrun and Ms. Jurich. The Amended Employment Agreement provides that Ms. Jurich would resign as Chief Executive Officer on August 31, 2021 and transition to the role of Co-Executive Chair of the board of directors. Pursuant to the Amended Employment Agreement, Ms. Jurich will receive a base salary of $200,000 (representing 25% of her current base salary) and will be eligible for a target bonus of 125% of her adjusted base salary.

Ms. Jurich’s employment is at-will. There are no arrangements or understandings between Ms. Jurich and any other persons pursuant to which Ms. Jurich was appointed as Co-Executive Chair, effective August 31, 2021. There are also no family relationships between Ms. Jurich and any director or executive officer of the Company, and she has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions and agreements contained in the Amended Employment Agreement, and is subject to and qualified in its entirety by reference to the complete text of the Amended Employment Agreement, a copy of which is filed as exhibit 10.1 hereto.

Appointment of Ms. Powell as Chief Executive Officer

On August 5, 2021, Ms. Powell entered into an employment agreement with the Company (“Powell Employment Agreement”), pursuant to which she shall commence her role as the Company’s Chief Executive Officer on August 31, 2021 and will also continue in her role as a member of the Company’s board of directors.

Ms. Powell, age 60, has served as a member of Sunrun’s board of directors since February 2018. From 2008 to 2019, Powell served as the President and Chief Executive Officer of Green Mountain Power Corporation (formerly NYSE:GMP), an electric services company that serves 75% of the State of Vermont’s residential and business customers. Her previous roles at Green Mountain Power Corporation included serving as Senior Vice President and Chief Operations Officer from 2001-2008, and as Senior Vice President, Customer and Organizational Development from 1999-2001. Powell is nationally recognized for her work disrupting the energy system and has received numerous industry awards, including being named Utility Dive’s 2019 “Executive of the Year” in recognition for her leadership of Vermont’s investor-owned utility to prioritize and deliver on customer-choice distributed energy solutions. Prior to joining GMP in 1998, Mary held executive roles within the banking industry, and served in state government. Powell currently serves on the board of directors CGI Inc. (NYSE:GIB), a global IT and business consulting services firm, and recently served on the board of Hawaiian Electric Industries Inc. (NYSE: HE), the largest utility in Hawaii. Powell also recently chaired the board of Climate Change Crisis Real Impact | Acquisition Corporation (NYSE: CLII), a former special-purpose acquisition corporation that combined with EVgo Services and enabled the fast-charging network for electric vehicles to become a publicly listed company. Ms. Powell holds an Associate’s degree from Keene State College.

Pursuant to the Powell Employment Agreement, Ms. Powell will receive an annual base salary of $800,000 and will be eligible for a target bonus that is 125% of her base salary, in addition to a sign-on bonus of $1,000,000 that is subject to certain terms of repayment if Ms. Powell terminates her employment prior to a certain length of service. Ms. Powell will also be granted (i) a sign-on award of restricted stock units (“RSUs”) in respect of shares of common stock of Sunrun with a value of $1,000,000 (the “Sign-on RSU Award”), (ii) a long-term incentive equity award of restricted stock units in respect of shares of common stock with a value of $2,000,000 (the “LTI RSU Award”), (iii) an award of performance-based restricted stock units in respect of shares of common stock with a value of $2,000,000 (the “PSU Award”) and (iv) an option to purchase shares of common stock with a value of $2,000,000 (the “Option Award”), in each case under Sunrun’s 2015 Equity Incentive Plan (“Plan”). Twenty-five percent of the shares of common stock covered by each of the Sign-on RSU Award and the LTI RSU Award shall vest on the one-year anniversary of August 31, 2021 (“Vesting Commencement Date”) and the remaining shares of common stock covered by each such award shall vest in equal quarterly installments thereafter through the fourth anniversary of the Vesting Commencement Date, subject to Ms. Powell remaining an employee of the Company. The PSU award will be a multi-year award tied to Sunrun performance targets. Twenty-five percent of the shares subject to the Option Award shall vest on the first anniversary of Vesting Commencement Date and 1/48th of the shares subject to the Option Award shall vest in equal monthly installments thereafter until all shares are vested on the fourth anniversary of Vesting Commencement Date, subject to Ms. Powell remaining an employee of the Company. Ms. Powell shall be eligible to participate in the Company’s Key Employee Change in Control Severance Plan.

Ms. Powell’s employment is at-will. There are no arrangements or understandings between Ms. Powell and any other persons pursuant to which Ms. Powell was appointed as Chief Executive Officer of the Company, effective August 31, 2021. There are also no family relationships between Ms. Powell and any director or executive officer of the Company and she has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions and agreements contained in the Powell Employment Agreement, and is subject to and qualified in its entirety by reference to the complete text of the Powell Employment Agreement, a copy of which is filed as exhibit 10.2 hereto.

A copy of the press release announcing the executive transition described herein is attached to this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment to Confirmatory Employment Letter by and between Lynn Jurich and Sunrun, Inc., dated August 5, 2021

10.2	Employment Agreement by and between Mary Powell and Sunrun, Inc., dated August 5, 2021

99.1	Press Release, dated August 5, 2021, issued by Sunrun Inc.

104	Cover Page Interactive Data File (embedded within the inline XRBL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRUN INC.

By:	/s/ Jeanna Steele
Jeanna Steele
General Counsel

Date: August 5, 2021